                                                                      EXHIBIT 11

                                 CHIRON CORPORATION

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                                             YEAR ENDED DECEMBER 31,
                                                                 -----------------------------------------------
                                                                      1996            1995             1994
                                                                 --------------  ---------------  --------------
EARNINGS PER SHARE
  Net income (loss) available for common shares and common
    stock equivalent shares deemed to have a dilutive effect...  $   55,145,000  $  (512,463,000) $   18,325,000
                                                                 --------------  ---------------  --------------
                                                                 --------------  ---------------  --------------
Primary earnings (loss) per share..............................  $         0.31  $         (3.15) $         0.13
                                                                 --------------  ---------------  --------------
                                                                 --------------  ---------------  --------------
Fully diluted earnings (loss) per share........................  $         0.31  $         (3.15) $         0.13
                                                                 --------------  ---------------  --------------
                                                                 --------------  ---------------  --------------
Shares used in primary earnings (loss) per share computation:
    Weighted average common shares outstanding.................     169,345,000      162,442,000     131,888,000
    Weighted average dilutive incremental common shares
      issuable from exercise of warrants.......................         257,000        --                272,000
    Weighted average dilutive incremental common shares
      issuable under employee stock option programs............       7,450,000        --              5,012,000
                                                                 --------------  ---------------  --------------
    Total common shares and common stock equivalent shares
      deemed to have a dilutive effect.........................     177,052,000      162,442,000     137,172,000
                                                                 --------------  ---------------  --------------
                                                                 --------------  ---------------  --------------
Shares used in fully dilutive earnings (loss) per share
  computation:
    Weighted average common shares outstanding.................     169,345,000      162,442,000     131,888,000
    Weighted average dilutive incremental common shares
      issuable from exercise of warrants.......................         257,000        --                412,000
    Weighted average dilutive incremental common shares
      issuable under employee stock option programs............       7,451,000        --              6,552,000
                                                                 --------------  ---------------  --------------
    Total common shares and common stock equivalent shares
      deemed to have a dilutive effect.........................     177,053,000      162,442,000     138,852,000
                                                                 --------------  ---------------  --------------
                                                                 --------------  ---------------  --------------
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